Exhibit 16.1

Deloitte & Touche LLP Suite 600 225 West Santa Clara Street San Jose, CA 95113-1728 USA
April 28, 2006
Securities and Exchange Commission	Tel: +1 408 704 4000 Fax:+1 408 704 3083 www.deloitte.com
100 F Street, N.E. Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 (a) of the Language Line Holdings, Inc. (the “Company”) Form 8-K dated April 24, 2006, and we agree with the statements made therein, except we have no basis to agree or disagree with the date on which the Company’s decision to engage new auditors was made.

Yours truly,

Member of Deloitte Touche Tohmatsu